Exhibit 99.1

For Immediate Release

SUNEDISON ANNOUNCES PRICING OF

PUBLIC OFFERING OF COMMON STOCK

St. Peters, MO – Sept. 13, 2013 /PRNewswire/ – SunEdison, Inc. (the “Company”) (NYSE: SUNE) today announced the pricing of a public offering of 30,000,000 shares of common stock at a price of $7.25 per share. Closing of the offering is expected to occur on September 18, 2013, subject to customary closing conditions. The underwriters have been granted a 30-day option to purchase up to an additional 4,500,000 shares of common stock from the Company, all at the offering price less the underwriting discount. The Company intends to use the net proceeds for general corporate purposes, which it expects to include funding working capital and growth initiatives. Deutsche Bank Securities and Goldman, Sachs & Co. are acting as lead book-running managers for the offering. Wells Fargo Securities is also acting as a book-running manager.

This offering is being made pursuant to a shelf registration statement which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 9, 2013. A preliminary prospectus supplement and the accompanying prospectus relating to these securities has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by sending a request to: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, telephone: (800) 503-4611, e-mail: prospectus.cpdg@db.com; Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com; or Wells Fargo Securities, LLC, Attn Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152, telephone: (800) 503-4611, e-mail: cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

About SunEdison

SunEdison is a global leader in semiconductor and solar technology. SunEdison’s semiconductor business has been a pioneer in the design and development of silicon wafer technologies for over 50 years. With R&D and manufacturing facilities in the U.S., Europe and Asia, SunEdison enables the next generation of high performance semiconductor devices. SunEdison’s solar business develops, finances, installs and operates distributed power plants, delivering fully managed, predictably priced solar energy services for its commercial, government and utility customers. SunEdison’s common stock is listed on the New York Stock Exchange under the symbol “SUNE.”

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the proposed public offering of common stock and the anticipated timing of such transaction, and the expected use of the net proceeds. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. SunEdison expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

SOURCE SunEdison, Inc.

Media: Bill Michalek, Director, Corporate Communications, (636) 474-5226, or

Investors/Analysts: Chris Chaney, Director, Investor Relations, (636) 474-5226

###